Exhibit 99.4

CONFORMED VERSION

PROVINCE OF BRITISH COLUMBIA
(Canada)

UNDERWRITING AGREEMENT

Dated as of
October 28, 2014

Bank of China Limited

Bank of China (Hong Kong) Limited

BOCI Asia Limited

The Hongkong and Shanghai Banking Corporation Limited
RBC Capital Markets (Hong Kong) Ltd

Industrial and Commercial Bank of China Limited

Dear Ladies and Gentleman:

1)  Introductory.  The Province of British Columbia (the “Province”) proposes to issue and sell the principal amount of its debt securities (the “Securities”), registered under the registration statement referred to in Section 2(b), identified in Schedule I hereto to the underwriters named in Schedule II hereto (the “Underwriters”). As of October 28, 2014, (the “Time of Sale”), the Province had prepared the following information (collectively, the “Time of Sale Information”): the Basic Prospectus (as defined below) as supplemented by the preliminary prospectus supplement dated October 28, 2014 relating to the Securities in the form first filed pursuant to Rule 424 under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and the Issuer Free Writing Prospectus (as defined below) substantially in the form of Schedule I hereto.  As used herein, “Issuer Free Writing Prospectus” shall have the meaning assigned to the term “issuer free writing prospectus” in Section 433 under the Securities Act.  This Agreement is to confirm the arrangements with respect to the purchase of the Securities by the several Underwriters.

2)  Representations and Warranties of the Province.  The Province represents and warrants to, and agrees with, the several Underwriters that:

a)  The Time of Sale Information at the Time of Sale and the Time of Sale Information as amended or supplemented at the Closing Date did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Province makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Province in writing by or on behalf of any Underwriter specifically for use in such Time of Sale Information, it being understood that as of the date hereof the only such information is set forth in Section 10(b) hereof. The Issuer Free Writing Prospectus in the form of Schedule I hereto complies in all material respects with the Securities Act.

b)  A registration statement or registration statements relating to the Securities has or have been filed with the Securities and Exchange Commission (the “SEC”), and has or have become effective under the Securities Act.  The registration statement or registration statements, including the exhibits thereto and the documents incorporated by reference therein, as amended at the date of this Agreement, is or are hereinafter referred to as the “Registration Statement”; the prospectus in the form in which it appears in the Registration Statement, including the documents incorporated by reference therein, is herein called the “Basic Prospectus”; the Basic Prospectus as supplemented to reflect the terms of the Securities and the terms of the offering thereof, in the form in which it shall be first filed with the SEC pursuant to Rule 424 under the Securities Act after the date hereof, including the documents incorporated by reference therein, is herein called the “Final Prospectus”; and any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424 under the Securities Act, including the documents incorporated by reference therein, is herein called a “Preliminary Final Prospectus”.

c)  Each document filed or to be filed by the Province with the SEC pursuant to the U.S. Securities Exchange Act of 1934 (“Exchange Act”) and incorporated by reference in the Basic Prospectus, Preliminary Final Prospectus, Time of Sale Information or Final Prospectus fully complied at the time it was filed with the SEC or will fully comply when so filed in all material respects with the Exchange Act and the rules and regulations thereunder.  Subject to Section 6(a), any reference herein to the terms “amend”, “amendment”, “supplement” or “supplementation” with respect to the Registration Statement, Basic Prospectus, Preliminary Final Prospectus, Time of Sale Information or Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date thereof and incorporated by reference therein.

d)  As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424 under the Securities Act, when, prior to the Closing Date, any amendment to the Registration Statement becomes effective, when any supplement to the Final Prospectus is filed with the SEC and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, complied and will comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and (ii) the Registration Statement, as amended as of any such time, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Final Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the summary set out in the Final Prospectus is not misleading, inaccurate or inconsistent when read with other parts of the Final Prospectus; provided, however, that the Province makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Province by or on behalf of any Underwriter specifically for use in connection with the preparation of the Registration Statement or the Final Prospectus, it being understood that as of the date hereof the only such information is set forth in Section 10(b) hereof.

e)  The Province has full power and authority to execute and deliver this Agreement and to issue and sell the Securities.

f)  This Agreement has been duly authorized, executed and delivered by the Province and is a valid and legally binding agreement of the Province, except as rights to indemnity and contribution hereunder may be limited under applicable law, and the Fiscal Agency Agreement, when duly authorized, executed and delivered by the Province, will be a valid and legally binding agreement of the Province, in each case subject to the qualifications contained in the legal opinion delivered pursuant to Section 9(c).

g)  The Securities, when duly executed, authenticated and delivered to and paid for by the Underwriters in accordance with the provisions of this Agreement and the Fiscal Agency Agreement, will constitute valid, legally binding, direct and unconditional general obligations of the Province in accordance with their terms and will rank equally with all of the Province’s other unsecured and unsubordinated indebtedness, subject to the qualifications contained in the legal opinion delivered pursuant to Section 9(c).

h)  All authorizations, approvals, consents, orders and waivers required under British Columbian and Canadian law to permit the execution and delivery of this Agreement and the performance by the Province of its obligations hereunder have been obtained and are in full force and effect; and all authorizations, approvals, consents, orders and waivers required under British Columbian and Canadian law to permit the execution and delivery of the Fiscal Agency Agreement, the issuance of the Securities and the performance by the Province of its obligations thereunder shall have been obtained and shall be in full force and effect as of the Closing Date.

i)  The issue, sale, execution, delivery and authentication of the Securities and the execution and delivery of this Agreement and the Fiscal Agency Agreement and performance of their respective terms will not conflict with, or result in any breach of, any provisions of, or constitute a default under any agreement or instrument to which the Province is a party or by which it is bound, which conflict or breach would affect the legality, validity or enforceability of the Securities, this Agreement, the Fiscal Agency Agreement or the ability of the Province to perform its obligations hereunder or thereunder.

In this Section 2, each of “Closing Date” and “Fiscal Agency Agreement” will have the meaning ascribed to it in Section 4.

3)  Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Province agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Province, at the purchase price set forth in Schedule II hereto, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

4)  Delivery and Payment.  Delivery of and payment for the Securities shall be made concurrently at the offices of Shearman & Sterling LLP, 199 Bay Street, Suite 4405, Toronto, Ontario and the Ministry of Finance, 620 Superior Street, Victoria, British Columbia (or such other place as may be agreed to by the Underwriters and the Province) at 10:00 a.m., London time, on November 13, 2014 (or such later date not later than five business days after such specified date as the Underwriters and the Province shall agree upon), which date and time may be postponed by agreement between the Underwriters and the Province or as provided in Section 11 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  The Securities will be issued in the form of one or more global securities (collectively, the “Global Security”), which shall be registered in the name of the nominee of The Bank of New York Mellon, as common depositary for Clearstream Banking, société anonyme and Euroclear Bank, S.A./N.V.  Delivery of the Global Security shall be made to the Underwriters or to their order for the respective accounts of the several Underwriters against payment by the several Underwriters of the purchase price thereof to the Province in immediately available (same day) funds by transfer to a Renminbi account specified by the Province.  The Global Security shall be substantially in the form annexed to the Fiscal Agency Agreement to be dated November 13, 2014 among the Province, The Bank of New York Mellon and The Bank of New York Mellon (Luxembourg) S.A. (the “Fiscal Agency Agreement”).

The Global Security shall be made available for inspection and checking by the Underwriters in Toronto, Ontario or another location to be mutually agreed upon by the parties hereto not later than 3:00 P.M., Toronto time, on the business day prior to the Closing Date.

5)  Listing.  The Province agrees with the several Underwriters to file or cause to be filed an application to list the Securities on the Euro MTF, the exchange regulated market of the Luxembourg Stock Exchange (the “Stock Exchange”) as soon as possible after the Closing Date. References herein to “list”, “listed” or “listing” when used in relation to the Stock Exchange shall mean admitted to the Official List and admitted to trading on the Euro MTF Market.  The Province shall use all reasonable efforts to cause the Securities to be listed on the Stock Exchange as soon as possible after the Closing Date.  The Province further agrees to furnish to the Stock Exchange all documents, instruments, information and undertakings and to publish all advertisements or other material that may be necessary in order to effect the listing of the Securities and to cause the listing of the Securities on the Stock Exchange to be continued for so long as any of the Securities remain outstanding; provided, however, that if in the opinion of the Province, the continuation of such listing shall become unduly onerous, then the Province may delist the Securities from the Stock Exchange; provided, further, that if the Securities are to be so delisted from the Stock Exchange, the Province will use its best efforts to obtain the admission to listing, trading and/or quotation of the Securities by another listing authority, securities exchange and/or quotation service reasonably acceptable to the Underwriters and the Province prior to the delisting of the Securities from the Stock Exchange, provided that nothing herein shall require the Province to seek an alternative admission to listing, trading and/or quotation of the Securities on any such authority, exchange or service where it would be, as determined by the Province, impractical or unduly burdensome to do so.  The provisions of this Section 5 shall apply, mutatis mutandis, to any other listing authority, securities exchange and/or quotation service on which the Securities may be admitted to listing, trading and/or quotation.

6)  Covenants of the Province.  The Province covenants and agrees with the several Underwriters that:

a)  Prior to the termination of the offering of the Securities, the Province will advise the Underwriters promptly of any proposal to amend or supplement the Registration Statement, the Time of Sale Information or the Final Prospectus and will not effect such amendment or supplementation to which the Underwriters reasonably object, except that the Underwriters may not object to the filing, as exhibits to an amendment on Form 18-K/A to the Province’s Annual Report on Form 18-K, of reports prepared by the Province in the ordinary course; the Province will also advise the Underwriters promptly of the effectiveness of the Registration Statement, of any further amendment or supplementation of the Registration Statement, Time of Sale Information or the Final Prospectus, and of the institution by the SEC of any stop order proceedings in respect of the Registration Statement, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

b)  If at any time when a prospectus relating to the Securities (or in lieu thereof the notice referred to in Rule 173 under the Securities Act) is required to be delivered under the Securities Act any event occurs as a result of which the Time of Sale Information or the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Time of Sale Information or the Final Prospectus to materially comply with the Securities Act, the Province promptly will prepare and file with the SEC an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

c)  Before using or filing any Issuer Free Writing Prospectus, other than the Issuer Free Writing Prospectus in the form of Schedule I hereto, the Province will furnish to the Underwriters and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus for review and will not use or file any such Issuer Free Writing Prospectus to which the Underwriters reasonably object; provided that the Underwriters may not object to a filing that is required.

d)  As soon as practicable after public release, the Province will make generally available to securityholders a statement of revenues and expenditures covering each of its fiscal years which will satisfy the provisions of Section 11(a) of the Securities Act.

e)  The Province will furnish to the Underwriters copies of the Registration Statement (including all exhibits and documents incorporated by reference), and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus (or in lieu thereof the notice referred to in Rule 173 under the Securities Act) by an Underwriter or dealer may be required by the Securities Act or publication of a prospectus may be required by the Prospectus Directive, of as many copies of any Time of Sale Information, the Final Prospectus and all documents incorporated by reference therein, all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may reasonably request.

f)  The Province will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States as the Underwriters designate and will continue such qualifications in effect so long as required for the distribution of the Securities; provided that the Province shall not be obligated to take any action in connection with such qualification that would subject it to service of process generally or require it to qualify as a dealer in securities.  The Province will pay all expenses incident to the performance of its obligations under this Section 6(f), and will reimburse the Underwriters for any expenses (including fees and disbursements of counsel) reasonably incurred by them under this Section 6(f).

g)  So long as any of the Securities are outstanding, to the extent not generally available to the public, the Province will furnish to the Underwriters, as soon as practicable after the approval and the public release thereof, its annual budget, and, as soon as practicable after the determination and the public release thereof, its annual statement of revenues and expenditures.

h)  The Province will pay (i) all expenses in connection with (A) the preparation, issue, execution and delivery of the Securities (including fees of the fiscal agent under the Fiscal Agency Agreement and any paying agent appointed pursuant thereto), (B) the fee incurred in filing the Registration Statement, any Time of Sale Information and the Final Prospectus (including all amendments thereto) with the SEC, (C) all costs, expenses, fees or commissions, payable on or in connection with the listing of the Securities on the Stock Exchange, and (D) any fee payable to rating services in connection with the rating of the Securities, (ii) all costs incurred in connection with the printing of the Final Prospectus and each Preliminary Final Prospectus (including all amendments thereof or supplements thereto), any Issuer Free Writing Prospectus and the cost of delivering the same to locations designated by the Underwriters and (iii) the cost of copying the documents incorporated by reference in the Time of Sale Information and Final Prospectus in such quantities as the Underwriters may reasonably request and the cost of delivering the same to locations designated by the Underwriters.  The Province shall not be required to pay or bear any fees, costs or expenses of the Underwriters, except (1) as provided in Sections 10 and 13 hereof and (2) the Province shall pay the Underwriters an amount equal to CNY820,500 in respect of their costs and expenses.

i)  During the period beginning on the date of this Agreement and continuing to and including the Closing Date, the Province agrees not to offer, sell or contract to sell any Renminbi denominated debt securities of the Province with a maturity in excess of one year without the consent of the Underwriters other than the Securities.

7)  Selling Restrictions.

a)  European Economic Area.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each of the Underwriters represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Securities which are the subject of the offering contemplated by the Preliminary Final Prospectus and the Final Prospectus to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of such Securities to the public in that Relevant Member State:

(i)  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(ii)  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Underwriter or Underwriters nominated by the Province for any such offer; or

(iii)  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Securities shall require the Province or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

b)  United Kingdom.  Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, represents and agrees that:

(i)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Province; and

(ii)  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

c)  Japan. Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, represents to and agrees with the Province that it and each such affiliate has not offered or sold, and it and they will not offer or sell, directly or indirectly, any of the Securities in Japan or to, or for the benefit of, any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person except pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), and under circumstances which will result in compliance with all applicable laws, regulations and guidelines promulgated by the relevant Japanese governmental and regulatory authorities and in effect at the relevant time.  For the purposes of this clause (c), “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

d)  Hong Kong. Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, represents and agrees that (i) it has not offered or sold and will not offer or sell in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”), by means of the Preliminary Final Prospectus, the Final Prospectus or any document, any Securities other than (A) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO, or (B) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of such ordinance; and (ii) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Securities, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

e)  Singapore.  Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, represents and agrees that it has not circulated or distributed and will not circulate or distribute the Preliminary Final Prospectus, the Final Prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities, nor has it offered or sold the Securities, or made the Securities the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

f)  People’s Republic of China.  Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, represents to and agrees with the Province that it and each such affiliate has not offered or sold, and it and they will not offer or sell, directly or indirectly, any of the Securities in the People’s Republic of China (excluding Hong Kong, the Macau Special Administrative Region (“Macau”), and Taiwan).

g)  Macau.  Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, represents to and agrees with the Province that it and each such affiliate has not offered or sold, and it and they will not offer or sell, directly or indirectly, any of the Securities in Macau.

h)  Taiwan.  Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, represents to and agrees with the Province that it and each such affiliate has not offered or sold, and it and they will not offer or sell, directly or indirectly, any of the Securities in Taiwan through public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Law of Taiwan, and that the Securities will only be available for purchase outside of Taiwan by investors residing in Taiwan that are not otherwise prohibited from investing in the Securities.

i)  Sale and Distribution.  In addition to the provisions of Sections 7(a) through (h) above, each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, represents to and agrees with the Province that it and each such affiliate has not offered, sold or delivered and it and they will not offer, sell or deliver, directly or indirectly, any of the Securities or distribute any of the Time of Sale Information or the Final Prospectus or any other offering material relating to the Securities, in or from any jurisdiction except under circumstances that will, to the best of its or their knowledge and belief, after reasonable inquiry, result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on the Province except as contained in this Agreement.  In addition, the Underwriters agree with the Province to cause each selling group member to agree to comply with the restrictions on offers and sales of the Securities set forth in this Section 7.

j)  Authorizations. Without prejudice to the provisions of Sections 7(a) through (i) and except for the qualification of the Securities for offer and sale and the determination of their eligibility for investment under the applicable securities laws of such jurisdictions as the Underwriters may designate pursuant to Section 6(f), the Province shall not have any responsibility for, and each Underwriter agrees with the Province that each such Underwriter and its respective affiliates will obtain, any consent, approval or authorization required by them for the offer, sale or delivery by them of any of the Securities under the laws and regulations in force in any jurisdiction to which they are subject or in or from which they make such offer, sale or delivery of any of the Securities.

8)  Covenants of the Underwriters.  Each Underwriter covenants and agrees that:

a)  They will deliver to the Province a letter prior to the Closing Date containing the total sales of the Securities made in the initial distribution in the United States together with an estimate of the number of Securities reasonably expected to be sold within the United States in secondary market transactions within 40 days of the Closing Date; provided that the Underwriters shall bear no responsibility for any discrepancy between such estimate and the actual number of Securities sold within the United States pursuant to such secondary market transactions in such time period.

b)  It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus” (as defined in Rule 405 under the Securities Act) (which term includes use of any written information furnished to the SEC by the Province and not incorporated by reference into the Registration Statement and any press release issued by the Province) other than (i) the Issuer Free Writing Prospectus substantially in the form of Schedule I hereto or prepared pursuant to Section 6(c) above, or (ii) any “free writing prospectus” prepared by such Underwriter and provided to and consented to by the Province in advance in writing (each such “free writing prospectus” referred to in this clause (ii), an “Underwriter Free Writing Prospectus”); provided that the Underwriters may use a Bloomberg term sheet in accordance with Section 8(d) below.

c)  It has not and will not distribute any Underwriter Free Writing Prospectus referred to in Section 8(b)(ii) in a manner reasonably designed to lead to its broad unrestricted dissemination unless the Province has consented in advance in writing to such dissemination.

d)  It has not and will not, without the prior written consent of the Province, use any “free writing prospectus” that contains the final terms of the Securities unless such terms have previously been included in an Issuer Free Writing Prospectus filed or to be filed with the SEC; provided that the Underwriters may use a Bloomberg term sheet that contains some or all of the information in Schedule I hereto without the consent of the Province; provided further that any Underwriter using such term sheet shall notify the Province, and provide a copy of such Bloomberg term sheet to the Province, prior to, or substantially concurrently with, the first use of such term sheet; and provided further that such Bloomberg term sheet, solely as a result of use by the Underwriters, would not trigger an obligation to file such free writing prospectus with the SEC pursuant to Rule 433 under the Securities Act.

e)  It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Province if any such proceeding against it is initiated during the period that delivery of a prospectus (or in lieu thereof the notice referred to in Rule 173 under the Securities Act) by an Underwriter or a dealer may be required by the Securities Act).

9)  Conditions of the Obligations of the Underwriters.  The respective obligations of the several Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of the Province herein, to the accuracy of the statements of the representatives of the Province made pursuant to the provisions hereof, to the performance by the Province of its obligations hereunder and with regard to the Securities and to the following additional conditions precedent:

a)  Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Province or the Underwriters, shall be contemplated by the SEC; and each Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act, shall have been filed with the SEC under the Securities Act; and the Final Prospectus shall have been filed with the SEC pursuant to Rule 424 not later than 5:00 p.m. New York City time, on the second business day following the date of this Agreement.

b)  Subsequent to the execution of this Agreement and prior to the Closing Date, there shall not have occurred any material adverse change in the financial, economic or political condition of the Province from that set forth in the Registration Statement, the Time of Sale

Information and the Final Prospectus; and the Underwriters shall have received, on the Closing Date, a certificate dated the Closing Date and signed by the Minister of Finance of the Province, the Deputy Minister of Finance of the Province or another officer of the Ministry of Finance satisfactory to the Underwriters to the effect set forth in the first clause of this Section 9(b).

c)  The Underwriters shall have received an opinion of the Attorney General of the Province, the Deputy Attorney General of the Province, Assistant Deputy Attorney General, Legal Services Branch, Ministry of Justice of the Province, a Senior Legal Counsel, Legal Services Branch, Ministry of Justice of the Province or another officer of the Ministry of Justice of the Province satisfactory to the Underwriters, as Canadian counsel to the Province, dated the Closing Date, to the effect that under the laws of British Columbia and Canada and subject to such qualifications and based on such assumptions as are customary in British Columbia in respect of an opinion of this type:

(i)  The Province has full power and authority to execute and deliver this Agreement and to issue and sell the Securities.

(ii)  This Agreement and the Fiscal Agency Agreement have been duly authorized, executed and delivered by the Province and each is a valid and legally binding agreement of the Province, except as rights to indemnity and contribution hereunder may be limited under applicable law.

(iii)  The Securities, when duly executed, authenticated and delivered to and paid for by the Underwriters in accordance with the provisions of this Agreement and the Fiscal Agency Agreement, will constitute valid, legally binding, direct and unconditional general obligations of the Province in accordance with their respective terms and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Province outstanding on the date of issue of the Securities.

(iv)  All authorizations, approvals, consents, orders and waivers required under British Columbian and Canadian law to permit the execution and delivery of this Agreement and the Fiscal Agency Agreement, the issuance of the Securities and the performance by the Province of its obligations hereunder and thereunder have been obtained and are in full force and effect.

(v)  Proceedings may be brought against the Province in the Supreme Court of British Columbia and no applicable law requires the consent of any public official or authority for proceedings to be brought or judgment to be obtained against the Province arising out of or relating to obligations under the Securities, nor is any immunity from jurisdiction available to the Province in any proceedings in the Supreme Court of British Columbia brought in accordance with the Crown Proceeding Act (British Columbia) and within applicable limitation periods, whether or not a party to the proceedings or the holder of a Security is resident within British Columbia or is a citizen of Canada.

(vi)  The statements in the Time of Sale Information and Final Prospectus under the caption “Description of Bonds”, insofar as such statements constitute a summary of the documents referred to therein, are accurate in all material respects, subject to the qualifications therein stated.

(vii)  The statements in the Time of Sale Information and Final Prospectus under the caption “Tax Matters—Canadian Taxation” (which references the statements under

“Description of Debt Securities and Warrants—Canadian Taxation”), to the extent that they constitute summaries of legal matters referred to therein, fairly summarize in all material respects the legal matters referred to therein.

(viii)  Although such counsel is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information and the Final Prospectus, as amended or supplemented, based upon such counsel’s participation in conferences with representatives of the Province at which the contents of the Registration Statement, Time of Sale Information and the Final Prospectus and related matters were discussed, no facts have come to such counsel’s attention which lead such counsel to believe that (A) the Registration Statement (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), at the time each part became effective or on the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) that the Time of Sale Information (other than the financial statements or other financial or statistical data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), as of the Time of Sale, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) that the Final Prospectus (other than the financial statements or other financial or statistical data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), as of its date or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  A material fact (as defined in the Securities Act (British Columbia)) in relation to the offering of the Securities by the Province means a fact that would reasonably be expected to have a significant effect on the market price or value of the Securities.  Such counsel is not qualified to judge the impact which any facts may have in the securities marketplace.  Such counsel’s comment to the effect set out above concerning the materiality of facts which have come to such counsel’s attention is based on such counsel’s experience in practicing securities law and on the meaning of the term “material fact” as stated above, and should not be interpreted as an opinion or expert comment about financial acts or the impact of any facts on market prices or values of securities.

In rendering such opinion, no opinion need be expressed as to the financial statements and other financial and statistical information contained in or omitted from the Registration Statement, Time of Sale Information and Final Prospectus.

d)  The Underwriters shall have received an opinion of Farris, Vaughan, Wills & Murphy LLP, Canadian counsel to the Underwriters, given in respect of the laws of British Columbia and Canada, dated the Closing Date, as to the matters specified in subdivisions (i) through (viii) (but only as of the date of this Agreement as to clause (A) of subdivision (viii)) of paragraph (c) of this Section 9, subject to such qualifications and based on such assumptions as are customary in British Columbia in respect of an opinion of this type.  In rendering such opinion, Farris, Vaughan, Wills & Murphy LLP may rely upon a certificate (which may be unaudited) of the Minister of Finance of the Province, the Deputy Minister of Finance of the Province or another officer of the Ministry of Finance of the Province satisfactory to the Underwriters as to the securities of the Province and the borrowings outstanding on the Closing Date.  The opinion shall state in effect that on the basis of an independent examination of such records, certificates and other documents and such questions of law as Farris, Vaughan, Wills & Murphy LLP have deemed necessary or appropriate, the opinion of the Attorney General, the Deputy Attorney General, the Assistant Deputy Attorney General, Legal Services Branch, Ministry of Justice of the Province, a Senior Legal Counsel, Legal Services Branch, Ministry of Justice of the Province or another officer of the Ministry of Justice of the Province satisfactory to the Underwriters, as the case may be, Canadian counsel to the Province, is in form and substance satisfactory to them and they believe that the Underwriters are justified in relying thereon.

e)  The Underwriters shall have received the opinion of Shearman & Sterling LLP, United States counsel for the Province, dated the Closing Date, subject to such qualifications and based upon such assumptions as are customary in the United States in respect of such opinion, to the effect that:

(i)  The Securities are exempted securities under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and no qualification of an indenture in respect of the Securities under the Trust Indenture Act is required for the issuance, sale and delivery of the Securities.

(ii)  The statements in the Time of Sale Information and Final Prospectus under “Description of Bonds,” and “Description of Debt Securities and Warrants”, insofar as such statements constitute a summary of documents referred to therein, fairly summarize in all material respects the documents referred to therein.

(iii)  The statements in the Time of Sale Information, and Final Prospectus under “Description of Debt Securities and Warrants—United States Federal Income Taxation”, as supplemented by “Tax Matters—United States Taxation”, and “Description of Debt Securities and Warrants—United Kingdom Taxation” as supplemented by “Tax Matters—United Kingdom Taxation”, to the extent that they constitute summaries of legal matters referred to therein, fairly summarize in all material respects the legal matters referred to therein.

(iv)  Based upon such counsel’s participation in conferences with representatives of the Province, counsel for the Province and their examination of specified documents, no facts have come to such counsel’s attention which caused such counsel to believe that (A) the Registration Statement (other than the financial statements and other financial data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), as of the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) the Time of Sale Information (other than the financial statements and other financial data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), as of the Time of Sale, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (C) the Final Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), as of its date or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, in such counsel’s opinion, the Registration Statement and the Final Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom, as to which such counsel has not been requested to comment) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the SEC thereunder.

f)  The Underwriters shall have received an opinion of Davis Polk & Wardwell LLP, United States counsel for the Underwriters, dated the Closing Date, as to the matters specified in subdivisions (i), and (iv) (but only as of the date of this Agreement as to clause (A)) of paragraph (e) of this Section 9, subject to such qualifications and based upon such assumptions as are customary in the United States in respect of such opinions.  In considering such opinion, Davis Polk & Wardwell LLP may rely on the opinion of counsel named in paragraph (d) of this Section 9 as to matters of British Columbian and Canadian law and procedure.

g)  The Underwriters shall have received a certificate of the Minister of Finance of the Province, the Deputy Minister of Finance of the Province or another officer of the Ministry of Finance of the Province satisfactory to the Underwriters, dated the Closing Date, in which such Minister, Deputy Minister or other officer, as the case may be, to the best of his or her knowledge after reasonable investigation, shall state that the representations and warranties of the Province in this Agreement are true and correct, that the Province has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the SEC.

h)  The purchase and sale of the Securities in accordance with the provisions hereof shall not be prohibited by any statute, order, rule or regulation promulgated by any legislative, executive or regulatory body or authority of Canada, the United States of America, the Province or the State of New York.

i)  The Province shall have furnished to the Underwriters and to counsel for the Underwriters such further certificates and documents as the Underwriters and such counsel reasonably request.

j)  Subsequent to the execution of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any placing on credit watch with negative implications, in the ratings accorded the debt securities of the Province by any nationally recognized statistical rating agency in the United States.

All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to the Underwriters.  The Province will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request.

If any of the above conditions shall not have been fulfilled as reasonably contemplated herein, this Agreement and all obligations of the Underwriters hereunder may be terminated with respect to Securities at, or at any time prior to, the Closing Date by the Underwriters, without any liability on the part of any Underwriter to the Province or of the Province to any Underwriter, except as provided in Section 6, Section 10 and Section 13 hereof.  Notice of such cancellation shall be given as soon as practicable in accordance with Section 14 of this Agreement.

10)  Indemnification.  a)  The Province will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several to which such Underwriter or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement relating to the Securities or any amendment thereof, including all documents incorporated by reference, or the Basic Prospectus, any Preliminary Final Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus, Final Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Province will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Province by any Underwriter specifically for use therein and (ii) such indemnity with respect to the Basic Prospectus, any Preliminary Final Prospectus, any Issuer Free Writing Prospectus and the Time of Sale Information shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Time of Sale Information at or prior to the sale of such Securities to such person and the untrue statement or omission of a material fact contained in the Basic Prospectus, Issuer Free Writing Prospectus, or Preliminary Final Prospectus was corrected in the Time of Sale Information provided to the Underwriter prior to the time of sale of such Securities to such person.  The indemnity in this Section 10(a) will be in addition to any liability which the Province may otherwise have.

b)  Each Underwriter, severally and not jointly, will indemnify and hold harmless the Province and the duly authorized representatives in the United States of the Province who have signed the Registration Statement, against any losses, claims, damages or liabilities to which the Province or its duly authorized representatives may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement relating to the Securities or any amendment thereof, including all documents incorporated by reference, or in the Time of Sale Information or Final Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Province by such Underwriter specifically for use therein; and will reimburse any legal or other expenses reasonably incurred by the Province or its duly authorized representatives in connection with investigating or defending any such loss, claim, damage, liability or action or (ii) a breach by such Underwriter of any representation, or failure to perform or observe any agreement, contained in Section 7 of this Agreement.  The indemnity in this Section 10(b) will be in addition to any liability which such Underwriter may otherwise have.  The Province acknowledges, for the purposes of clause (i) above, that the statements under the heading “Underwriting” (except for the statements in the paragraphs relating to the European Economic Area, the FSMA, the Securities

and Exchange Law of Japan, the securities laws of Hong Kong and the Securities and Futures Act of Singapore, the sentence relating to stamp taxes and other charges and the sentence relating to the estimated expenses of the Province) in the Time of Sale Information or in the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any of the documents referred to in the foregoing indemnity, and the Underwriters confirm that such statements are correct; provided that such acknowledgement by the Province does not extend to any “free writing prospectus” other than the Issuer Free Writing Prospectus in the form of Schedule I hereto.

c)  Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 10.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and the payment of all reasonable fees and expenses as they are incurred; provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses, subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriters in the case of subparagraph (a), representing the indemnified parties under subparagraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if it be a final judgment for the plaintiff the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

d)  If recovery is not available under the foregoing indemnification provisions of this Section, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act.  In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Securities (taking into account the portion of the proceeds of the offering realized by each), the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances.  The Province and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose).  No Underwriter or person controlling such Underwriter shall be obligated to make contribution hereunder which in the aggregate exceeds the total public offering price of the Securities purchased by such Underwriter under this Agreement in the offering to which the asserted claim relates, less the aggregate amount of any damages which such Underwriter and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim.  The Underwriters’ obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

11)  Default of Underwriters.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obliged severally to take up and pay for (in proportion to their respective commitments hereunder) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, that in the event that the aggregate amount of the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of the Securities and arrangements satisfactory to the remaining Underwriters and the Province for the purchase of such Securities are not made within 48 hours after such default, this Agreement will terminate without liability to any non-defaulting Underwriter or the Province, except as provided in Section 13.  In the event of a default by any Underwriter as set forth in this Section 11, which shall not cause this Agreement to be terminated, either the Province or the Underwriters shall have the right to postpone the Closing Date for such period, not exceeding seven days, as the Underwriters shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected.  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Province and any non-defaulting Underwriter for damages occasioned by its default hereunder

12)  Stabilization and Over-allotment.  In connection with the issue of the Securities, the Underwriters may over-allot Securities or effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail. However, there is no assurance that the Underwriters will undertake stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the Securities is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the Securities and 60 days after the date of the allotment of the Securities.  Any over-allotment or stabilization transaction by the Underwriters in connection with the distribution of the Securities shall be effected by them on their own behalf and not as agents of the Province, and any gain or loss arising therefrom shall be for their own account.  The Underwriters acknowledge that the Province has not been authorized to issue Securities in excess of the principal amount set forth in Schedule II hereto.  The Underwriters also acknowledge that the Province has not authorized the carrying out by the Underwriters of stabilization transactions other than in conformity with applicable laws and rules, including those made pursuant to the Prospectus Directive and Regulation M promulgated by the SEC (if applicable).  The Province authorizes the Underwriters to make such public disclosure of information relating to stabilization as is required by applicable law, regulation and guidance.

13)  Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Province and their representatives and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Province or any of their representatives, and will survive delivery of and payment for the Securities.  If this Agreement is terminated pursuant to Section 16 or if for any reason the purchase of the Securities by the Underwriters is not consummated, other than by reason of a default on the part of any Underwriter pursuant to Section 11, the Province shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 6.  The obligations of the Province and the Underwriters pursuant to Section 10 shall remain in effect regardless of any termination of this Agreement.

14)  Notices.  All communications hereunder will be in writing, and, if sent to the Underwriters will be mailed, delivered or telefaxed and confirmed to the Underwriters at the address set forth in Schedule II hereto, or, if sent to the Province will be mailed, delivered or telefaxed and confirmed to the Ministry of Finance, Provincial Treasury, Debt Management Branch, P.O. Box 9423 Stn. Prov. Govt. 620 Superior Street, Victoria, British Columbia, Canada, V8W 9V1 (telefax number:  (250) 387-3024, or such other telefax number as may from time to time be specified in writing by the Province to the Underwriters).

15)  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and representatives referred to in Section 10, and no other person will have any right or obligation hereunder.

16)  Termination.  The obligations under this Agreement may be terminated by the Underwriters or the Province, in their absolute discretion, by notice given to the Province or the Underwriters, as the case may be, prior to delivery of and payment for the Securities, if during the period beginning on the date hereof to and including the Closing Date, (a) trading in securities generally on the New York Stock Exchange or on any stock exchange on which any debt securities of the Province are listed shall have been suspended or materially limited, or minimum prices are established, (b) a general banking moratorium is declared in either the United States, Canada or the People’s Republic of China (including Hong Kong), or (c) there shall have occurred in the reasonable opinion of the Province or the Underwriters, as the case may be, (i) such a material change in general economic, political or financial conditions or (ii) such a material change resulting from the effect of international conditions on the financial markets in the United States, Canada or the People’s Republic of China (including Hong Kong) as to make it impracticable to market the Securities in the manner contemplated by the Preliminary Final Prospectus or Time of Sale Information.

17)  Business Day.  As used in this Agreement, the term “business day” shall mean a day on which banking institutions in Toronto, Ontario and Hong Kong are not authorized or obligated by law or regulation to close.

18)  Governing Law.  This Agreement will be governed by, and interpreted in accordance with, the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

19)  Headings.  The headings for the sections of this Agreement are for convenience only and are not part of this Agreement.

20)  Counterparts.  This Agreement may be signed in two or more counterparts and a counterpart may be delivered by electronic transmission and each such counterpart shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Province and the several Underwriters in accordance with its terms.

Very truly yours,

PROVINCE OF BRITISH COLUMBIA

By	/s/ Jim Hopkins
	Name:	Jim Hopkins
	Title:	Assistant Deputy Minister, Provincial Treasury

[Signature Page to the Underwriting Agreement]

The foregoing Underwriting
Agreement is hereby confirmed
and accepted as of the date
first above written.

BANK OF CHINA LIMITED

By	/s/ Gao Jian
	Name:	Gao Jian
	Title:	Deputy General Manager of Investment Banking
and Asset Management Department

[Signature Page to the Underwriting Agreement]

BANK OF CHINA (HONG KONG) LIMITED

By	/s/ Wang Tong
	Name:	Wang Tong
	Title:	Deputy General Manager
Global Markets

[Signature Page to the Underwriting Agreement]

BOCI ASIA LIMITED

By	/s/ Samson Lee
	Name:	Samson Lee
	Title:	Managing Director,
Deputy Head of Financial Products Division

[Signature Page to the Underwriting Agreement]

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

By	/s/ Tracy Kung
	Name:	Tracy Kung
	Title:	Director, Transaction Management
Capital Financing

By	/s/ Gina Tang
	Name:	Gina Tang
	Title:	Head of Debt Capital Markets, Greater China
Capital Financing

[Signature Page to the Underwriting Agreement]

RBC CAPITAL MARKETS (HONG KONG) LTD

By	/s/ Mark Zowner
	Name:	Mark Zowner
	Title:	Managing Director

By	/s/ Desmond Fennell
	Name:	Desmond Fennell
	Title:	Director

[Signature Page to the Underwriting Agreement]

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED

By	/s/ Wang Chunhai
	Name:	Wang Chunhai
	Title:	Deputy General Manager

By	/s/ Jimmy Chew
	Name:	Jimmy Chew
	Title:	Deputy General Manager

[Signature Page to the Underwriting Agreement]

SCHEDULE I

October 28, 2014

Final Term Sheet

Issuer:	Province of British Columbia

Title:	2.85% Bonds, Series BCCNY-2, due November 13, 2016 (the “Bonds”)

Format:	SEC Registered Global Offering

Status:	Direct, unconditional debt

Aggregate Principal Amount:	CNY3,000,000,000

Trade Date:	October 28, 2014

Expected Settlement Date:	November 13, 2014 (T+11)

Maturity:	November 13, 2016

Interest Payment Dates:	May 13 and November 13 of each year

First Interest Payment Date:	May 13, 2015. Interest will accrue from November 13, 2014.

Yield to Maturity:	2.85%

Coupon:	2.85% payable semi-annually
Currency of Payment:

All payments of principal and interest on the Bonds, including any payments made upon any redemption of any Bonds, will be made in Renminbi, except in the case of inconvertibility, non-transferability or illiquidity (in each case as specified in the Preliminary Prospectus Supplement), in which case payments on the Bonds may be made in U.S. dollars on the terms specified in the Preliminary Prospectus Supplement.

CNY / Renminbi:

Renminbi, the official currency of the People’s Republic of China eligible for trading outside of the People’s Republic of China (the term “People’s Republic of China” excludes the Hong Kong Special Administrative Region (“Hong Kong”), the Macau Special Administrative Region (“Macau”) and Taiwan).

Public Offering Price:	100% plus accrued interest from November 13, 2014 if settlement occurs after that date

Day Count:	Actual/365 (Fixed)

Redemption:	The Bonds are not redeemable prior to maturity unless a change occurs in the tax laws or regulations of Canada that would require the payment of additional amounts on the Bonds. If additional amounts are due, the Bonds may be redeemed at par plus accrued interest.

Minimum Denominations:	CNY1,000,000 and integral multiples of CNY10,000 for amounts in excess of CNY1,000,000.

Anchor Investor:

A substantial principal amount of the Bonds is expected to be allocated to a single investor. This ownership interest could give such holder effective control over issues requiring the consent of the holders of the Bonds and could adversely impact liquidity and the trading market for the Bonds

Lead Managers:	Bank of China (defined as Bank of China Limited, Bank of China (Hong Kong) Limited and BOCI Asia Limited) The Hongkong and Shanghai Banking Corporation Limited

Co-Managers:	RBC Capital Markets (Hong Kong) Ltd Industrial and Commercial Bank of China Limited

ISIN # / Common Code:	ISIN: XS1132718765 Common Code: 113271876

Listing:	Admission to the Luxembourg Stock Exchange’s Official List and to trading on the Luxembourg Stock Exchange’s Euro MTF Market may be completed following settlement on a reasonable efforts basis.

Settlement:

We expect that delivery of the Bonds will be made against payment therefor on or about November 13, 2014, which is eleven business days following the date of pricing of the Bonds (this settlement cycle being referred to as “T+11”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their Bonds on the date of pricing or the next seven succeeding business days will be required, by virtue of the fact that the Bonds initially will settle in T+11, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Bonds who wish to trade their Bonds on the date of pricing or the next seven succeeding business days should consult their own advisor.

Governing Law:	Province of British Columbia and Canada

Prospectus and Prospectus Supplement:	Prospectus dated as of June 19, 2012 and Preliminary Prospectus Supplement dated as of October 28, 2014;

http://www.sec.gov/Archives/edgar/data/836136/000104746914008595/a2221935z424b2.htm

Stabilization:	FCA Rules

U.S. Legend:

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Issuer, the Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free The Hongkong and Shanghai Banking Corporation Limited at 1-866-811-8049.

Canadian Legend:

The Bonds will be offered and sold in Canada pursuant to an exemption from the prospectus requirement in securities legislation of all provinces and territories of Canada, as provided in section 2.34 of National Instrument 45-106 or equivalent legislation.

United Kingdom Legend:

This document is for distribution only to persons who: (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any Bonds may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

People’s Republic of China Legend:	The Bonds will not be offered or sold in the People’s Republic of China (excluding Hong Kong, Macau and Taiwan).

Hong Kong Legend:

The Bonds will not be offered or sold in Hong Kong, by means of this term sheet or any document, other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO, or (ii) in other circumstances which do not result in the term sheet being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of such ordinance.

Taiwan Legend:	The Bonds will not be offered or sold in Taiwan through public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Law of Taiwan. The Bonds will only be available for purchase outside of Taiwan by investors residing in Taiwan that are not otherwise prohibited from investing in the Bonds.

Macau Legend:	The Bonds will not be offered or sold in Macau.

European Economic Area Legend:

If and to the extent that this document is communicated in, or the offer of the Bonds to which it relates is made in, any European Economic Area Member State that has implemented Directive (2003/71/EC) and amendments thereto, including Directive 2010/73/EU (a “Relevant Member State”), to the extent implemented in the Relevant Member State (the “Prospectus Directive”), this document and the offer are only addressed to and directed at persons in that Member State who are qualified investors within the meaning of the Prospectus Directive (or who are other persons to whom the offer may lawfully be addressed) and must not be acted upon by other persons in that Member State.

This document does not constitute or form part of any offer or invitation to sell these Bonds and is not soliciting any offer to buy these Bonds in any jurisdiction where such offer or sale is not permitted. This document, the preliminary prospectus supplement and the base prospectus have been prepared on the basis that all offers of Bonds in any member state of the European Economic Area which has implemented the Prospective Directive will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to produce and publish a prospectus for offers of the Bonds. Neither this document nor the preliminary prospectus supplement nor the base prospectus have been approved as a prospectus by a competent authority in any Relevant Member State and accordingly none is a prospectus for the purposes of the Prospectus Directive.

Singapore:

This document has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Bonds may not be circulated or distributed, nor may the Bonds be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Bonds are subscribed or purchased under Section 275 of the

SFA by a relevant person which is: (A) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (B) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Bonds pursuant to an offer made under Section 275 of the SFA except: (i) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; or as specified in Section 276(7) of the SFA.

Other:

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE II

Title of Securities:	2.85% Bonds, Series BCCNY-2, due November 13, 2016 (the “Securities”)

Price to Underwriters:	99.90%
Address for Notices to the Underwriters:

Bank of China Limited

8/F, Bank of China Tower

1 Garden Road

Central

Hong Kong

Attention: Debt Capital Markets

Bank of China (Hong Kong) Limited

8/F, Bank of China Tower

1 Garden Road

Central

Hong Kong

Attention: Debt Capital Markets

BOCI Asia Limited

20/F, Bank of China Tower

1 Garden Road

Central

Hong Kong

Attention: Debt Capital Markets

The Hongkong and Shanghai Banking Corporation Limited
Level 17, HSBC Main Building
1 Queen’s Road Central
Hong Kong
Fax no.: +852-3409-2755
Attention: Transaction Management

With a copy to:

HSBC Securities (USA) Inc.
452 Fifth Avenue
New York, New York 10018
U.S.A.
Attention: Transaction Management

RBC Capital Markets (Hong Kong) Limited

17/F Cheung Kong Center

2 Queen’s Road Central

Hong Kong

Attention: Debt Capital Markets

II-1

Industrial and Commercial Bank of China Limited 6 Raffles Quay #23-01 Singapore 048580 Attention: Debt Capital Markets

Underwriter	Principal Amount of Securities to be Purchased
Bank of China Limited	CNY	450,000,000
Bank of China (Hong Kong) Limited	450,000,000
BOCI Asia Limited	450,000,000
The Hongkong and Shanghai Banking Corporation Limited	1,350,000,000
RBC Capital Markets (Hong Kong) Ltd	150,000,000
Industrial and Commercial Bank of China Limited	150,000,000
Total	CNY	3,000,000,000

II-2